                       AMENDMENT NO. 18 TO AMENDED AND RESTATED
                           AGREEMENT OF LIMITED PARTNERSHIP
                             OF PRIME GROUP REALTY, L.P.


     This AMENDMENT NO. 18 TO AMENDED AND RESTATED AGREEMENT OF LIMITED PARTNERSHIP OF PRIME GROUP REALTY, L.P. (this "Amendment") is made as of February 15, 1999 by Prime Group Realty Trust, a Maryland real estate investment trust ("PGRT"), as the Managing General Partner of Prime Group Realty, L.P., a Delaware limited partnership (the "Partnership"), and on behalf of the other Partners (as hereinafter defined). Capitalized terms used but not otherwise defined herein shall have the meanings given to such terms in the Amended and Restated Agreement of Limited Partnership of the Partnership, dated as of November 17, 1997, by and among PGRT and the other parties signatory thereto, as amended thereafter (as so amended, the "Limited Partnership Agreement").

                                 W I T N E S S E T H:

     WHEREAS, pursuant to Section 4.3.C. of the Limited Partnership Agreement, the Managing General Partner may raise all or any portion of Additional Funds required by the Partnership for the acquisition of additional properties by accepting additional Capital Contributions, including the issuance of Common Units for Capital Contributions that consist of property or interests in property;

     WHEREAS, pursuant to that certain Exchange Agreement dated as of December 15, 1997 by and between H Group LLC, a Delaware limited liability company ("HG"), and the Partnership (the "Exchange Agreement"), HG agreed, among other things, to grant to the Partnership an option (the "First Option") to exchange the Underlying Option (as defined in the Exchange Agreement) for 220,000 Common Units of Limited Partner Interest (subject to adjustment pursuant to the terms of the Exchange Agreement), which grant of the First Option contemplated the transfer by the Partnership to HG of 5,000 Common Units of Limited Partner Interest on the date thereof and, subject to the terms of the First Option, 5,000 Common Units of Limited Partner Interest (subject to adjustment pursuant to the terms of the Exchange Agreement) on the 15th day of each month thereafter (each such transfer a "First Option Maintenance Transfer") for such number of months set forth in the Exchange Agreement;

     WHEREAS, the Partnership has agreed to the terms of the grant by HG of the First Option set forth in the Exchange Agreement and desires to effect the First Option Maintenance Transfer due on February 15, 1999;

     WHEREAS, HG was admitted to the Partnership as an Additional Limited Partner as of December 15, 1997 pursuant to Amendment No. 2 to the Limited Partnership Agreement;

     WHEREAS, the Partners desire to amend the Limited Partnership Agreement to reflect the increase in outstanding Common Units resulting from the issuance of Common Units to HG in connection with the First Option Maintenance Transfer due on February 15, 1999; and

     WHEREAS, Sections 2.4 and 12.3 of the Limited Partnership Agreement authorize, among other things, the Managing General Partner, as true and lawful agent and attorney-in fact, to execute, swear to, acknowledge, deliver, file and record this Amendment on behalf of each Partner that has executed the Limited Partnership Agreement and on behalf of the Partnership.

     NOW, THEREFORE, for good and adequate consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto agree as follows:

     Section 1. ACCEPTANCE OF CAPITAL CONTRIBUTION IN EXCHANGE FOR COMMON UNITS. (a) PGRT, as Managing General Partner and on behalf of the Partnership, hereby accepts the grant of the rights consisting of the First Option during the fifteenth month of the term of the First Option from HG as a Capital Contribution having a value on the date hereof of $100,000, in exchange for 6,843 Common Units of Limited Partner Interest which are hereby issued by the Partnership to HG pursuant to Section 4.3.C. of the Limited Partnership Agreement, and which are evidenced by Common Unit Certificate No. 40 of the Partnership.

          (b) Each of the Common Units of Limited Partner Interest issued to HG pursuant to this SECTION 1 shall have the same terms and provisions of the Common Units of Limited Partner Interest issued by the Partnership on November 17, 1997 except that (i) the Exchange Rights relating thereto may be exercised at any time after December 15, 1999 (as opposed to November 17, 1998) and (ii) such Common Units of Limited Partner Interest will be subject to the Registration Rights Agreement dated as of December 15, 1997 by and among PGRT, the Partnership and HG as opposed to the Registration Rights Agreement entered into by PGRT and the Partnership on November 17, 1997.

     Section 2. AMENDMENT OF EXHIBIT A TO THE LIMITED PARTNERSHIP AGREEMENT. Exhibit A to the Limited Partnership Agreement is hereby amended and restated to reflect the aforementioned change(s) by deleting Exhibit A attached thereto in its entirety, and by attaching in lieu thereof a replacement exhibit in the form of EXHIBIT A attached hereto. From and after the effectiveness of this Amendment, the amended and restated EXHIBIT A attached hereto shall be the only Exhibit A to the Limited Partnership Agreement, unless and until it is hereafter further amended.

     Section 3.     REFERENCE TO AND EFFECT ON THE LIMITED PARTNERSHIP
AGREEMENT.

          A. The Limited Partnership Agreement is hereby deemed to be amended to the extent necessary to effect the matters contemplated by this Amendment. Except as specifically provided for hereinabove, the provisions of the Limited Partnership Agreement shall remain in full force and effect.

          B. The execution, delivery and effectiveness of this Amendment shall not operate (i) as a waiver of any provision, right or obligation of the Managing General Partner, the other General Partner or any Limited Partner under the Limited Partnership Agreement except as specifically set forth herein or (ii) as a waiver or consent to any subsequent action or transaction.

     Section 4. APPLICABLE LAW. This Amendment shall be construed in accordance with and governed by the laws of the State of Delaware, without regard to the principles of conflicts of law.

                               [signature page follows]

                                   AMENDMENT NO. 18 TO AMENDED AND RESTATED
                                   AGREEMENT OF LIMITED PARTNERSHIP OF PRIME
                                   GROUP REALTY, L.P.


     IN WITNESS WHEREOF, the parties hereto have executed this Amendment as of the date first written above.


                                   MANAGING GENERAL PARTNER:

                                   PRIME GROUP REALTY TRUST, a
                                   Maryland real estate investment trust


                                   By: /s/ James F. Hoffman
                                       -------------------------------

                                   Name: James F. Hoffman

                                   Title: Senior Vice President, General
                                          Counsel and Secretary


                                   LIMITED PARTNERS:

                                   Each Limited Partner hereby executes
                                   this Amendment to the Limited
                                   Partnership Agreement.

                                   By:  PRIME GROUP REALTY TRUST, a
                                        Maryland real estate investment
                                        trust, as attorney-in fact


                                        By: /s/ James F. Hoffman
                                            --------------------------

                                        Name: James F. Hoffman

                                        Title: Senior Vice President,
                                               General Counsel and
                                               Secretary

                                    EXHIBIT A (*)
                 PARTNERS, NUMBER OF UNITS AND CAPITAL CONTRIBUTIONS

                                           Number of            Capital
 Managing General Partner                 Common Units        Contribution
 ------------------------                 ------------        ------------
 Prime Group Realty Trust                  15,136,488             (**)
      77 West Wacker Drive
      Suite 3900
      Chicago, IL  60601
      Attn:  Richard S. Curto
                James F. Hoffman

 General Partner

 The Nardi Group, L.L.C.                    927,100           $18,542,000
      c/o Stephen J. Nardi
      4100 Madison Street
      Hillside, IL  60162

 Limited Partners

 Edward S. Hadesman                         388,677            $7,773,540
 Trust Dated May 22, 1992
      c/o Edward S. Hadesman
      2500 North Lakeview, Unit 1401
      Chicago, IL  60614

 Grandville/Northwestern                     9,750              $195,000
 Management Corporation
      c/o Edward S. Hadesman
      2500 North Lakeview, Unit 1401
      Chicago, IL  60614

 Carolyn B. Hadesman                         54,544            $1,090,880
 Trust Dated May 21, 1992
      c/o Edward S. Hadesman
      2500 North Lakeview, Unit 1401
      Chicago, IL  60614


--------------
(*) As amended by Amendment No. 18 to the Amended and Restated Agreement of Limited Partnership of Prime Group Realty, L.P.

(**) This amount shall be inserted by the Managing General Partner.

                 PARTNERS, NUMBER OF UNITS AND CAPITAL CONTRIBUTIONS

                                           Number of            Capital
 Limited Partners (Cont'd)                Common Units        Contribution
 -------------------------                ------------        ------------

 Lisa Hadesman 1991 Trust                   169,053            $3,381,060
      c/o Edward S. Hadesman
      2500 North Lakeview, Unit 1401
      Chicago, IL  60614

 Cynthia Hadesman 1991 Trust                169,053            $3,381,060
      c/o Edward S. Hadesman
      2500 North Lakeview, Unit 1401
      Chicago, IL  60614
 Tucker B. Magid                             33,085             $661,700
      545 Ridge Road
      Highland Park, IL  60035

 Frances S. Shubert                          28,805             $576,100
      511 Lynn Terrace
      Waukegan, IL  60085

 Grandville Road Property, Inc.              7,201              $144,020
      c/o Ms. Frances S. Shubert
      511 Lynn Terrace
      Waukegan, IL  60085

 Sky Harbor Associates                       62,149            $1,242,980
      c/o Howard I. Bernstein
      6541 North Kilbourn
      Lincolnwood, IL  60646
 Jeffrey A. Patterson                       110,000            $2,200,000
      c/o Prime Group Realty Trust
      77 West Wacker Drive
      Suite 3900
      Chicago, IL  60601

 Primestone Investment Partners, L.P.      7,944,893              (**)
      c/o The Prime Group, Inc.
      77 West Wacker Drive
      Suite 3900
      Chicago, IL  60601
      Attn:  Paul A. Roehri


----------------------
(**) This amount shall be inserted by the Managing General Partner.

                 PARTNERS, NUMBER OF UNITS AND CAPITAL CONTRIBUTIONS


                                           Number of            Capital
 Limited Partners (Cont'd)                Common Units        Contribution
 -------------------------                ------------        ------------
 Prime Group VI, L.P.                       304,097            $6,050,500
      c/o The Prime Group, Inc.
      77 West Wacker Drive
      Suite 3900
      Chicago, IL  60601
      Attn:  Michael W. Reshcke
                 Robert J. Rudnik
 H Group LLC                                 80,752            $1,400,000
      c/o Heitman Financial Ltd.
      180 N. LaSalle
      Suite 3600
      Chicago, IL  60601
      Attn:  Norman Perlmutter

 Ray R. Grinvalds                            5,216              $104,320
      217 Deer Valley Drive
      Barrington, IL  60010

 Warren H. John                              37,259             $745,180
      1730 N. Clark Street
      Chicago, IL  60614

                 PARTNERS, NUMBER OF UNITS AND CAPITAL CONTRIBUTIONS

                                           Number of                Capital
 Managing General Partner               Preferred Units          Contribution
 ------------------------               ---------------          ------------

 Prime Group Realty Trust               2,000,000                    (**)
      77 West Wacker Drive              Convertible Preferred
      Suite 3900                        Units
      Chicago, IL  60601
      Attn:  Richard S. Curto
                James F. Hoffman

 Prime Group Realty Trust               4,000,000                     **/
      77 West Wacker Drive              Series B Preferred
      Suite 3900                        Units
      Chicago, IL  60601
      Attn:  Richard S. Curto
                James F. Hoffman

------------------------
(**) This amount shall be inserted by the Managing General Partner.